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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
netGuru, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-29747, 333-72095 and 333-84184) on Form S-8 and in the Registration
Statements (Nos. 333-100651, 333-40564, 333-94921, 333-88887, 333-51406,
333-84940 and 333-104221 on Form S-3 of netGuru, Inc. of (a) our report dated May 30, 2002, relating to the consolidated balance sheet of netGuru, Inc.
and subsidiaries as of March 31, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the two-year period ended March 31, 2002, which report appears in Amendment Nos. 1, 2 and 3 to the March 31, 2002 annual report on Form 10-KSB of netGuru, Inc., and (b) our report dated
May 30, 2002, except as to Note 11, which is as of March 28, 2003, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the years ended March 31, 2002 and 2001, which report appears in Amendment No. 1 to the Current Report on Form 8-K of netGuru, Inc. for April 1, 2002.


                                                             /s/  KPMG LLP

Orange County, California
May 5, 2003